SCHEDULE 14A


               Information Required in Proxy Statement

                      SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934

Filed by the Registrant   X

Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement
X    Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                       THE YORK WATER COMPANY
          (Name of Registrant as Specified In Its Charter)


             (Name of Person(s) Filing Proxy Statement)
                   Lois L. Shultz, Asst. Secretary

Payment of Filing Fee (Check the appropriate box):

X     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-
      6(j)(2)

      $500 per each part to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

 1)   Title of each class of securities to which transaction applies:

 2)   Aggregate number of securities to which the transaction applies;

 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

 4)   Proposed maximum aggregate value of transaction:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1)   Amount Previously Paid:

 2)   Form, Schedule or Registration Statement No.:

 3)   Filing Party:

 4)   Date Filed:

                      THE YORK WATER COMPANY
                      130 EAST MARKET STREET
                     YORK, PENNSYLVANIA 17401


                                                       March 31, 1995

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

           TO THE SHAREHOLDERS OF THE YORK WATER COMPANY


NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of The York Water Company will be held at the office of the Company, 130 East Market Street, in the City of York, Pennsylvania, on May 1, 1995 at 1:00 P.M. for the purpose of taking action upon the following proposals:

 (1)  To elect three (3) Directors to three-year terms of office;

 (2) To appoint independent accountants to audit the books and accounts of the Company for the year 1995; and

 (3) To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 15, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting, and at any adjournment or adjournments thereof.

You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to sign, date and return the enclosed proxy at your earliest convenience in the enclosed stamped return envelope.

                                  By order of the Board of Directors,

                                                      ROBERT E. SKOLD
                                                            Secretary

THE YORK WATER COMPANY
130 EAST MARKET STREET
YORK, PENNSYLVANIA 17405


                                                       March 31, 1995

                          PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of The York Water Company (hereinafter referred to as the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for proxies, whereby shareholders would appoint Robert E. Skold, Josephine S. Appell, and Frank Motter, and each of them, as Proxies on behalf of the shareholders, to be used at the Annual Meeting of the Shareholders of the Company to be held at 1:00 p.m. at the office of the Company on May 1, 1995 (the "Annual Meeting") and at any adjournment or adjournments thereof.

Solicitation of proxies will be primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company. The expenses of the solicitation will be borne by the Company. Such expenses may also include ordinary charges and expenses of brokerage houses and other custodians, nominees and other fiduciaries for forwarding documents to shareholders. This Proxy Statement has been mailed to shareholders of the Company on or about March 31, 1995.

A shareholder who completes and forwards the enclosed proxy to the Company is not precluded from attending the Annual Meeting and voting his or her shares in person, and may revoke the proxy by delivering a later dated proxy or by written notification to the Company at any time before the proxy is exercised.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The outstanding securities of the Company entitled to vote at the meeting consist of 631,310 shares of Common Stock, par value
$10.00 per share.

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof is the close of business on March 15, 1995. Shareholders are entitled to one vote for each share on all matters coming before the meeting, except that shareholders have cumulative voting rights with respect to the election of Directors. Cumulative voting rights permit each shareholder to cast as many votes in the election of each class of Directors to be elected as shall equal the number of such shareholder's shares of Common Stock multiplied by the number of Directors to be elected in such class of Directors, and each shareholder may cast all such votes for a single nominee or distribute such votes among two or more nominees in such class as the shareholder may see fit. Discretionary authority to cumulate votes is not being solicited. So far as known to the Company, based upon information contained in SEC filings, the following person beneficially owns five (5) percent or more of the Company's outstanding Common Stock as of March 15, 1995:

                               Amount         Percent of
 Title        Name & Address   Beneficially   Outstanding
 of Class         of Owner       Owned        Common Stock


Common      The Northern Trust
Stock       Corporation
            Fifty South Lasalle St.
            Chicago, IL  60675   41,133 shares     6.52


ELECTION OF DIRECTORS

At the Annual Meeting, all the nominees, each of whom is currently serving as Director, are to be elected to serve for the ensuing three (3) years and until their respective successors have been elected and qualified. The Company has a total of nine Directors, who are elected to staggered three-year terms of office. Each share represented by the enclosed proxy will be voted for each of the nominees listed, unless authority to do so is withheld. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the Proxies.

The information appearing in the following table with respect to principal occupation and beneficial ownership of Common Stock of the Company has been furnished to the Company by the nine nominees or incumbents as of March 15, 1995.


                                                                                  Full                Percent
                                         Principal Occupation        Director     Shares               of Total
Name                           Age       During Last Fve Years       Since        Owned               Shares
                                                                                  Beneficially<F1>    Outstanding



NOMINEES FOR ELECTION TO
THREE YEAR TERMS

Irvin S. Naylor*             59  Chairman of the Board, The York Water  10/31/60    2,553                   0.40
                                  Company, September, 1993 to date
                                 Secretary-Treasurer, The York  Water
                                  Company, May, 1977 to September, 1993
                                 President, Snow Time, Inc., Owns
                                  and Operates Ski Areas, June, 1964
                                  to date
                                 Vice Chairman of the Board, Cor-Box, Inc.,
                                   Mfg. Corrugated Boxes, June, 1966 to date

William T. Morris, P.E.*    57   President and General Manager,           4/19/78     1,622<F2>               0.26
                                  The York Water Company, May, 1982
                                  to date

Horace Keesey III*          66   Vice President, The York Water            8/27/79    2,755<F3>               0.43
                                   Company, May, 1986 to date
                                 Consultant, October, 1991 to date
                                 Sales Manager, Recycled Mills, Stone
                                  Container Corp., March, 1986 to
                                  October, 1991



TO CONTINUE FOR TERMS EXPIRING
IN 1996

Robert E. Skold*           72   Secretary-Treasurer, The York              11/1/73    5,958<F4>                 0.94
                                 Water Company, September,
                                 1993 to date
                                President, Central Pennsylvania
                                 Mortgage Company, 1966 to date
                                Treasurer and Secretary, JLR, Inc.
                                 Real Estate Investment Company,
                                 April, 1988 to date.  Vice President,
                                 October, 1991 to date.


Paul W. Ware              48    Chairman, Penn Fuel Gas, Inc.,June,         3/27/89     31,915(f5)               5.05
                                 1990 to date.  President, June, 1989
                                 to March, 1992.  Vice Chairman, May,
                                 1987 to June, 1990.  Executive Vice
                                 President, June, 1988 to June 1989
                                President, North Penn Gas Company, June,
                                 1988 to March, 1992

John L. Finlayson         54    Vice President-Finance and                  9/2/93           203                  0.03
                                 Administration, Susquehanna
                                 Pfaltzgraff Co.,
                                 August, 1978 to date

TO CONTINUE FOR TERMS
EXPIRING IN 1997

Josephine S. Appell*      71   Chairman of the Board, York Blue             3/26/79         1,362                 0.22
                                Print Company, Inc., October, 1986
                                to date; Treasurer, May, 1973 to
                                December, 1993; Secretary, January,
                                1993 to date
                               Executive Vice President and Treasurer,
                                C. S. Davidson, Inc. Engineers, May,
                                1973 to February, 1993; Director,
                                May, 1973 to date

Frank Motter**          67   President, Motter Printing Press Co.,        03/26/79         3,259                 0.52
                               June, 1972 to date
                              Consultant, KBA-Motter Corp., Manufacturer
                               of web-fed printing equipment, December,
                               1991 to March 1993.  Executive Vice
                               President, October, 1990 to December, 1991

George Hay Kain, III** 46     Sole Practitioner, Attorney at Law            08/25/86         3,094(f6)             0.49
                               April, 1982 to date
                              General Counsel of The York Water
                               Company, May, 1991 to May, 1994


All Directors and
Executive Officers
as a group                                                                                   52,518<F7>            8.32


* Members and (**) Alternate Members of the Executive Committee.



<F1> Except as indicated in the footnotes below, Directors
     possessed sole voting power and sole investment power with respect to all shares set forth in this column.

<F2> Includes 458 shares owned by Mr. Morris' wife for which Mr.
     Morris disclaims beneficial ownership.

<F3> Includes 615 shares owned by Mr. Keesey's wife for which
     Mr. Keesey disclaims beneficial ownership and 438 shares owned jointly with his four adult children on which he shares voting and investment power.

<F4> Includes 2,733 shares owned by Mr. Skold's wife and 2,142 shares in the estate of his father-in-law. Mr. Skold disclaims beneficial ownership with respect to these shares.

<F5> Includes 509 shares held by Mr. Ware as custodian for two minor children for which Mr. Ware disclaims beneficial ownership. Also includes 30,865 shares held by Oxford
     Foundation, a charitable foundation, of which Mr. Ware is a Director; and 100 shares held by Jay Haynes, Inc., a real estate investment firm of which Mr. Ware is an Officer and Director. Mr. Ware shares voting power and investment power with respect to these holdings.

<F6> Includes 571 shares held by wife and child for which Mr.
     Kain disclaims beneficial ownership. Also includes 1,425 shares held by estate of his grandfather, for which he is one of three co-trustees and shares voting power and investment power.

<F7> Includes shares owned by family members, and certain other shares, as to which some Directors and Officers disclaim any beneficial ownership and which are further disclosed in the notes above.

MEMBERS OF OTHER BOARDS OF DIRECTORS

The following members of the Board of Directors of The York Water
Company are Board members of publicly held companies as indicated below:

                                        Companies Other Than
               Board Members            The York Water Company

          Mrs. Josephine S. Appell      Drovers Bancshares Corp.
                                        and
                                        The Drovers & Mechanics
                                        Bank

          Mr. Frank Motter              Drovers Bancshares Corp.
                                        and
                                        The Drovers & Mechanics
                                        Bank

          Mr. Paul W. Ware              American Water Works
                                        Company



COMMITTEES AND FUNCTIONS

The Company has an Executive Committee, an Audit Committee and a
Compensation and Nomination Committee, all of which are composed of members of the Board of Directors.

The Executive Committee held eleven (11) meetings during the fiscal year ended December 31, 1994. The Executive Committee is empowered to function as delegated by the Board of Directors.

The Audit Committee held two (2) meetings in 1994. The Audit Committee monitors the audit functions of our independent public accountants and internal controls of the Company. The Audit Committee of the Company is composed of the following Directors appointed by the Board: Frank Motter, Chairman; Robert E. Skold; Josephine S. Appell; Paul W. Ware; and John L. Finlayson.

The Compensation and Nomination Committee held one (1) meeting in 1994 and considers and makes recommendations to the Board of Directors concerning the proposed compensations, salaries and per diems of the corporate officers, Directors and members of the Committees of the Board of Directors of the Company and makes recommendations to the Board of Directors for nominations for Directors and officers of the Company. This Committee will consider nominees recommended by shareholders of the Company. Such recommendations should be made in writing, should include a statement of the recommended nominee's qualifications, and should be addressed to the Committee at the address of the Company. Actual nominations must be made in accordance with the procedures set forth in the Company's bylaws, a copy of which may be obtained upon written request to the Secretary of the Company. The Compensation and Nomination Committee is composed of the following Directors appointed by the Board: Frank Motter, Chairman; Josephine S. Appell; Paul W. Ware; and Irvin S. Naylor, ex officio.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning compensation paid or accrued by the Company to the chief executive officer of the Company. No other executive officer of the Company earned more than $100,000 in salary during any of the last three fiscal years. The Company has not paid any bonuses in any of the last three fiscal years.


SUMMARY COMPENSATION TABLE


                       Annual Compensation
Name and                                           All Other
Principal                                          Compensation
Position                  Year      Salary($)(1)     ($)(2)

William T. Morris,        1994       104,960          1,839
President and             1993        99,543          1,839
General Manager           1992        95,954          1,839

(1) Includes amounts deferred by Mr. Morris under the Company's deferred compensation program for management and supervisory personnel (the "Deferred Compensation Program").

(2) Represents $1,839 in insurance policy premiums expended by the Company to fund Mr. Morris' interest in the Deferred Compensation Program. It is anticipated that the Company will expend the total of $7,355 in remaining policy premiums to fund Mr. Morris' interest in the Deferred Compensation Program.


Officers with five years' service are entitled to benefits under the Company's General and Administrative Employees Pension Plan (the "Pension Plan") upon retirement after attaining age 55. The pension benefit computation is based on the years of service times the sum of $15.50 and 1-1/2% of that portion of the final average monthly earnings which are in excess of $400. The final average monthly earnings are the average of the employee's earnings, exclusive of overtime earnings, for the 60 months immediately preceding the date the pension benefit calculation is made. As of December 31, 1994, Mr. Morris has been credited with 26 years of service under the Pension Plan. The following table illustrates the approximate annual benefit that may become payable under the Pension Plan to the executive officers who have met both the five year and 55 year age requirements, taking into account estimated salary increases over amounts reported herein prior to retirement.


Remuneration                        Years of Service
                       10        15       20      25      30
$110,000             17,520    26,280   35,040  43,800  52,560
  45,000              7,770    11,655   15,540  19,425  23,310
  10,000              2,520     3,780    5,040   6,300   7,560

The above figures assume retirement at age 65 with a straight-life annuity and without reduction for a survivor benefit.


The Company maintains a supplemental retirement program (the "Supplemental Plan"), which provides senior management with a retirement benefit in addition to the Pension Plan. The Supplemental Plan is designed to encourage management to stay with the Company until retirement. Supplemental Plan benefits have been made available to five members of the Company's management and are payable to the manager or his beneficiary (a "Supplemental Plan Beneficiary") monthly over a period of 180 months. The annual benefit payable under the Supplemental Plan (the "Annual Benefit") may be calculated by multiplying the number of years of service subsequent to December 31, 1983 but prior to the attainment of age 65, by a predetermined annual retirement benefit unit, which in the case of Mr. Morris is $3,600 and in the case of all Supplemental Plan Participants ranges from $1,200 to $3,600. The estimated Annual Benefit payable to Mr. Morris at normal retirement age under the Supplemental Plan is $70,176. The Supplemental Plan is funded by insurance policies owned by the Company on each manager covered by the Supplemental Plan, and if the assumptions made as to mortality experience, policy dividends and other factors (the "Funding Assumptions") are realized, the Company will recover all of its payments made under the Supplemental Plan plus a factor for the use of the Company's money. The Company is obligated to pay Annual Benefits, and Supplemental Plan Beneficiaries have the status of unsecured creditors of the Company with respect to Annual Benefits, regardless of whether the Funding Assumptions are realized and the insurance policies fully fund or reimburse the Company for its payments under the Supplemental Plan. The following table illustrates the approximate Annual Benefits that may become payable to Supplemental Plan Beneficiaries:


Annual Retirement
Benefit Unit              Years of Service
                   Subsequent to December 31, 1983

               10      15     20      25      30

$3,600         36,000  54,000 72,000  90,000  108,000

2,100          21,000  31,500 42,000  52,500   63,000

1,440          14,400  21,600 28,800  36,000   43,200

1,200          12,000  18,000 24,000  30,000   36,000


The Deferred Compensation Program permits eligible supervisors to defer up to 5% of salary, normally over an eleven (11) year period, with the Company matching the deferment, up to 2-1/2% of salary. The Company has obtained life insurance policies for participants under the Deferred Compensation Program to fund its future payment obligations under the Deferred Compensation Program, and no cash balances are maintained by the Company to fund participant deferrals, Company matching contributions, or earnings with respect to such balances derived from the insurance policies (together, the "Deferred Compensation Program Balances"). At retirement, each participant, or his beneficiary, is entitled to receive over a ten-year period monthly payments equal in the aggregate to the Deferred Compensation Program Balance that accrued with respect to such participant in Company maintained book-entry accounts. Except for Mr. Morris, no other officers participate in this program. Mr. Morris' projected annual payment following under this program is $20,599.

Each Director of the Company is entitled to receive $3,500 either in the form of a cash payment by the Company to the Director or on behalf of the Director to fund a life insurance policy for the benefit of the Director's named beneficiary. In addition, each Director who is not a regular full-time employee of the Company is entitled to receive the following amounts for services rendered to the Company: $3,000 per annum in Directors' fees; $3,000 per annum for service as a regular member of the Executive Committee; a per diem of $380 for each Board of Directors' Meeting; and a per diem of $330 for a regular or alternate member's attendance at each Executive Committee Meeting. There were 14 Board of Directors' Meetings and 11 Executive Committee Meetings during the fiscal year ended December 31, 1994. All Directors attended at least 75% of the scheduled Board of Directors' Meetings and all Committee Members attended at least 75% of the scheduled Committee Meetings except Irvin S.Naylor who attended 67% of the scheduled committee meetings.

COMPANY PERFORMANCE

The following line graph presents the annual and cumulative total shareholder return for The York Water Company Common Stock over a five-year period, as compared to a comparable return associated with an investment in the S&P 500 Composite Index and a composite index of water companies prepared and maintained by Edward D. Jones & Co. (the "Peer Index").

(Details of graph not transmitted electronically are as follows:)

                             Cumulative Dollar Return

                        1990      1991      1992      1993       1994

York Water              $113      $124     $138       $149       $164

Water Industry            95       124      138        149        135
  Peer Group

S&P 500                   95       142      151        166        164


The line graph above assumes $100 invested on December 31, 1989 in the Company's Common Stock and the stock of companies included in the S&P 500 and the Peer Index and assumes the quarterly reinvestment of dividends. The return for the Peer Index presented above took into consideration the simple average return of the common stock of the following water companies included in the Peer Index: American Water Works Inc.; Aquarion Company; California Water Service; Connecticut Water
Service Inc.; Consumers Water Company; Elizabethtown Corp.; GWC
Corp.; IWC Resources Corp.; Middlesex Water Company; Philadelphia
Suburban Corp.; SJW Corp.; Southern California Water; Southwest
Water Co.; and United Water Resources.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Nomination Committee of the Board of Directors of the Company establishes general compensation policies of the Company and considers and makes recommendations to the Board of Directors concerning the proposed compensation, salaries and per diems of the corporate officers, directors and members of the Committees of the Board of Directors of the Company. Excluding the Chief Executive Officer, the three remaining officers of the Company (the Chairman, the Vice President, and the Secretary-Treasurer) serve the Company in a part-time capacity, and the amount of salary payable to such officers has been determined based upon the amount of time dedicated and value of contributions made to the Company.

Mr. Morris, the Chief Executive Officer of the Company, has served the Company as its President and General Manager since May, 1982. The Compensation and Nomination Committee historically has established Mr. Morris' compensation after considering comparative salary data from industry and other salary surveys (including data derived from publicly disclosed compensation information concerning many of the companies identified in the Peer Index), individual past performance, the Company's performance (on an absolute basis and in comparison to peer performance within the context of a regulated industry), and to a lesser extent changes in the cost of living in the Company's service territory. While no formal salary or compensation guidelines have been developed or used, salary levels have been determined after balancing the foregoing factors (in their entirety, without giving weight to any particular factor and without regard to any particular relationship between compensation levels and any quantitative or qualitative aspect of the Company's performance) with the interests of the Company's shareholders, customers and employees.

Frank Motter, Chairman                Paul W. Ware, Member
Josephine S. Appell, Member           Irvin S.Naylor, ex officio




COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Irvin Naylor, an ex officio member of the Compensation and Nomination Committee, is an officer of the Company. A member of the Compensation and Nomination Committee, Mrs. Josephine S. Appell is the wife of Louis J. Appell, Jr., the President and Chief Executive Officer and a shareholder of Susquehanna Pfaltzgraff Co., the parent company of Cable TV of York. The Company and Cable TV of York are parties to an agreement whereby Cable TV of York performs remote meter reading services on a monthly basis for a portion of the Company's customers. During 1994, the Company paid Cable TV of York $246,396 for such services. Mr. Frank Motter and Mr. Paul Ware also serve on the Compensation and Nomination Committee.


APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Company has approved the recommendation of the Audit Committee for the appointment of KPMG Peat Marwick, last year's auditors, as independent public accountants to audit the books and accounts of the Company for the year 1995. It is intended that, unless otherwise specified by the shareholders, votes will be cast pursuant to the proxy hereby solicited in favor of the appointment of KPMG Peat Marwick.

Audit fees are approved by the Company's Audit Committee and all professional services to be rendered by KPMG Peat Marwick are approved by the Board of Directors, and the possible effect on auditors' independence of providing nonaudit services was considered prior to the service being rendered.

Fees for audit services include the examination of financial statements, assistance with the preparation of the Annual Report to Shareholders and the annual report on Form 10-K to the Securities and Exchange Commission, tax computation assistance, and consultation in connection with various accounting and tax related matters.

Representatives of KPMG Peat Marwick are expected to be present at the Shareholders' Meeting.



DISCRETIONARY AUTHORITY

The notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting. The Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the meeting other than is hereinbefore set forth. In the event additional matters should be presented, however, the proxies will exercise their discretion in voting on such matters.



SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

Shareholder's proposals and nominations for Directors for consideration at the 1996 Annual Meeting of Shareholders must be received by the Company in writing prior to February 1, 1996.

     PROXY FORM

                       THE YORK WATER COMPANY
                                PROXY
           (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The York Water Company hereby constitute(s) and appoint(s) the proxies named in the Proxy Statement, and each of them, as the substitute and proxy of the undersigned with power of substitution, for and in the name of the undersigned, to vote at the annual Meeting of the shareholders of The York Water Company to be held at 1:00 P.M. on the date set forth on this Proxy, and at any adjournment or adjournments thereof, upon the proposals referred to, and, in their discretion, upon any other business which may properly come before the meeting, all in accordance with and as more fully described in the Notice and Proxy Statement for said meeting.

Account No.        Shares                  Annual Meeting on May 1, 1995

Said Proxies are authorized and directed to vote as indicated upon the following Proposals:

Proposal (1) Election of Directors:

For All Three Nominees
(Except as marked to the Contrary Below)


Withhold Authority
(To vote for all nominees Listed Below

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below; or to cumulate your votes (the total may not exceed three times the number of your shares) insert the number of votes you desire for each nominee by specifying that number in the space provided under such nominee's name.

Irvin S. Naylor
(           votes)

William T. Morris, P.E.
(            votes)

Horce Keesey III
(            votes)


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THREE NOMINEES


(2)  Appoint KPMGF Peat Marwick as auditors
For

Against

Abstain


(AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS SHALL BE DEEMED TO BE GRANTED UNLESS SPECIFICALLY WITHHELD. SHAREHOLDERS' DIRECTIONS ON OTHER MATTERS SET FORTH ABOVE WILL BE COMPLIED WITH, BUT IF NO DIRECTION IS MADE, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF
THE BOARD OF DIRECTORS.)


Signature

Signature if held jointly

Dated

If no direction is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors.




MULTIPLE OWNERS SHOULD ALL SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC. SHOULD SO INDICATE WHEN SIGNING.